EXHIBIT 3.1



                         ARTICLES OF INCORPORATION

                                    OF

                       MILLERS AMERICAN GROUP, INC.



                                ARTICLE ONE

     NAME.  The name of the Corporation is Millers American Group, Inc.

                                ARTICLE TWO

     TERM.  The period of its duration is perpetual.

                               ARTICLE THREE

     PURPOSE.  The purpose for which the Corporation is organized is to engage in the transaction of any or all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                               ARTICLE FOUR

     CAPITAL STOCK.  The aggregate number of shares which the Corporation shall have authority to issue is 51,000,000 shares of capital stock, of which (1) 50,000,000 shares shall be common stock, having a par value of

$0.01 per share (the "Common Stock") and (2) 1,000,000 shares shall be preferred stock, having a par value of $1.00 per share (the "Preferred

Stock").  The holders of Common Stock shall be entitled to one vote for each share held in any shareholder vote in which any such shareholder is entitled to participate.

     The Board of Directors may determine the powers, designations,

preferences and relative, participating, optional or other special rights,

including voting rights, and the qualifications, limitations, or restrictions thereof, of each class of capital stock and of each series within any such class and may increase or decrease the number of shares


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within each such class or series; PROVIDED, HOWEVER, that the Board of

Directors may not decrease the number of shares within a class or series to less than the number of shares within such class or series that are then issued and may not increase the number of shares within a series above the total number of authorized shares of the applicable class for which the powers, designations, preferences and rights have not otherwise been set forth herein.

     A quorum shall be present at a meeting of shareholders only if the holders of a majority of the shares of each class of capital stock entitled to vote as a class thereat are represented at the meeting in person or by proxy.  No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

     The Board of Directors, on behalf of the Corporation, may create and issue, whether or not in connection with the issuance and sale of any of the Corporation's shares or other securities, (1) rights or options entitling the holders thereof to purchase or receive from the Corporation any of its shares of any class, classes or series or other securities and

(2) indebtedness convertible into any of its shares of any class, classes or series or other securities.  Such rights, options or indebtedness shall be evidenced in such manner as the Board of Directors shall in their sole discretion approve and, shall set forth (a) in the case of rights or options, the terms upon which, the time or times within which, and the consideration, if any, for which, such shares may be purchased or received from the Corporation upon the exercise of any such right or option, or (b)

in the case of convertible indebtedness, the terms and conditions upon which, the time or times within which, and the conversion ratio or ratios


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at which, such indebtedness may be converted into such shares.  Nothing in these Articles of Incorporation shall be deemed to limit the Board of

Directors' authority to determine, in its sole discretion, the terms and conditions of the rights, options, or convertible indebtedness issuable pursuant to this Article Four, or to require the terms and conditions thereof to be set forth in the Corporation's Articles of Incorporation.

                               ARTICLE FIVE

     REGISTERED OFFICE AND AGENT.  The street address of the initial registered office of the Corporation is 300 Burnett Street, Fort Worth,

Texas 76102-2799, and the name of its initial registered agent at such address is Alfred P. Chao.

                                ARTICLE SIX

     DIRECTORS.  The number of directors constituting the initial Board of

Directors shall be nine.  Afterwards, the number of directors constituting the Board of Directors shall be no less than nine and no greater than twelve to be determined in accordance with the Bylaws of the Corporation.

The directors shall be divided into three classes as nearly equal in number as possible and one class shall be elected at each annual meeting of shareholders to hold office for a three-year term.  The names and addresses of the persons who are to serve as the initial directors and the annual meeting dates on which the respective terms of such directors shall expire,

are as follows:

                                                               TERM
NAME                        ADDRESS                            EXPIRES
----                        -------                            -------

Frank G. Dunham, Jr.        300 Burnett Street                 2000
                            Fort Worth, Texas  76102-2799

Joy J. Keller               300 Burnett Street                 2001
                            Fort Worth, Texas  76102-2799

Frank A. Bailey, III        300 Burnett Street                 1999
                            Fort Worth, Texas  76102-2799

Thomas L. Carlisle          300 Burnett Street                 2001
                            Fort Worth, Texas  76102-2799

Catherine B. Fryer          300 Burnett Street                 2000
                            Fort Worth, Texas  76102-2799

F. George Dunham, III       300 Burnett Street                 2000
                            Fort Worth, Texas  76102-2799

Lamar C. Smith              300 Burnett Street                 1999
                            Fort Worth, Texas  76102-2799

Frank C. Wilson             300 Burnett Street                 2001
                            Fort Worth, Texas  76102-2799

David N. Thompson           300 Burnett Street                 1999
                            Fort Worth, Texas  76102-2799


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                               ARTICLE SEVEN

     PREEMPTIVE RIGHTS.  The preemptive right of any shareholder of the

Corporation to acquire additional, unissued or treasury shares of the

Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation, is hereby denied; PROVIDED, HOWEVER, that nothing herein shall preclude the

Corporation from granting preemptive rights by contract or agreement to any person, corporation or other entity.

                               ARTICLE EIGHT

     INDEMNIFICATION.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened,

pending or completed action, suit or proceeding, whether civil, criminal,

administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (whether or not by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner,

venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship,

trust, non-profit entity, employee benefit plan, or other enterprise,

against all judgments, penalties (including excise and similar taxes),

fines, settlements, and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs,

executors and administrators of any such person so indemnified pursuant to this Article Eight.  The right to indemnification under this Article Eight shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided,

however, that if the Texas Business Corporation Act requires, the payment


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of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the

Corporation of (i) a written affirmation by such director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article Eight or otherwise and (ii) a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Eight or otherwise.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Eight shall not be deemed exclusive of any right to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


                               ARTICLE NINE

     LIMITATION OF DIRECTOR LIABILITY.  To the fullest extent permitted by any applicable law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director.

                                ARTICLE TEN

     BYLAWS.  The Bylaws of the Corporation may be amended or repealed by the affirmative vote of either:

          (A)  the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote thereon, or

          (B)  the majority of the directors present at any meeting of the

     Board of Directors at which a quorum is present.

                              ARTICLE ELEVEN

     CAPITAL.  The Corporation shall not commence business until it has received for the issuance of its shares of capital stock consideration of the value of at least one thousand dollars ($1,000.00), consisting of money, labor done or property actually received.


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                              ARTICLE TWELVE

     SHAREHOLDER ACTIONS.  All actions of the shareholders that may be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.


                             ARTICLE THIRTEEN

     INCORPORATOR.  The name and address of the incorporator is as follows:

          NAME                          ADDRESS
          ----                          -------

     Terry M. Schpok, P.C.    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              1700 Pacific Avenue, Suite 4100
                              Dallas, Texas 75201-4675


     IN WITNESS WHEREOF, the incorporator has executed these Articles of

Incorporation on the 24th day of February, 1999.


                                   INCORPORATOR



                                   /S/ TERRY M. SCHPOK
                                   ---------------------------------
                                   Terry M. Schpok, P.C.